SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


        Date of Report (Date of earliest event reported): March 16, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

        001-31954                                          98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
   Taipei County, 235, Taiwan, ROC                             N/A
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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FORWARD-LOOKING STATEMENTS

     Information included in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEMS 1.01 AND 3.02 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; UNREGISTERED SALES OF EQUITY SECURITIES.

     On March 16, 2006, City Network, Inc. (the "Company") entered a securities purchase agreement (the "Purchase Agreement") with Cornell Capital Partners, LP (the "Investor") and Highgate House Funds, Ltd. ("Highgate House") to issue up to $650,000 in aggregate principal amount of secured convertible notes (the "New Notes") to the Investor. The Company plans to close the transactions as soon as practicable, once it obtains the approval of its stockholders and the American Stock Exchange ("AMEX") for the issuance of Common Stock pursuant to the transactions.

     The New Notes become due on the three-year anniversary of their issuance date and accrue interest at 7% annually. The New Notes are convertible into common stock of the Company ("Common Stock") at a per share conversion price equal to the lower of (a) $0.268, as adjusted for anti-dilution (the "Fixed Conversion Price"), and (b) 95% of the lowest volume weighted average price of the Common Stock, as reported by Bloomberg, LP, for the 30 trading days immediately before the date on which the Investor converts (such price, the "Market Conversion Price" and, with the Fixed Conversion Price, the "Conversion Price").

     The Company may, in its sole discretion at any time, redeem any or all of the New Notes by paying the principal amount being redeemed with accrued interest and a 20% premium on the principal, if the closing bid price of the Common Stock is less than the Fixed Conversion Price at the time the Company gives the redemption notice.

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     The New Notes will be secured by (a) substantially all of the Company's assets and the assets of the Company's direct and indirect wholly-owned subsidiaries, City Network Technology, Inc., City Network, Inc. - Taiwan, and City Construction Co., Ltd., (b) 4,445,455 shares of Common Stock held in escrow and securing $125,000 in aggregate principal amount of secured convertible notes issued to Highgate House on August 17, 2005 and $125,000 in aggregate principal amount of secured convertible notes issued to Highgate House on December 16, 2005 (together, the "Original Notes"), and (c) if the Company issues over $275,000 in aggregate principal amount of the New Notes pursuant to the Purchase Agreement, a pledge of 2,000,000 additional shares of Common Stock to be issued by the Company and held in escrow (all such pledged shares, the "Pledged Shares"). Any Pledged Shares released to the Investor will be subject to demand registration rights.

     Upon closing the transactions completed by the Purchase Agreement, the Company will issue five-year warrants (the "New Warrants") to the Investor to purchase up to 1,000,000 shares of Common Stock at a price of $0.001 per share.

     The Company also entered a Registration Rights Agreement with the Investor on March 16, 2006 pursuant to which the Company is required to file a registration statement with the SEC (the "Registration Statement") registering the Common Stock issuable upon conversion of the New Notes and exercise of the New Warrants, in full. If the Registration Statement is not filed within 30 days after the date the Company issues the New Notes, or is not declared effective by the SEC within 120 days of the date the Registration Statement is filed, the Company must pay liquidated damages, in cash or Common Stock, at the Investor's option, in an amount equal to 2% of the value of the New Notes for each 30 day delay. The liquidated damages are capped at 20% of the aggregate face value of the New Notes. The Company will be in default of the New Notes if it does not file the Registration Statement within 60 days after the date it issues the New Notes, or the Registration Statement is not declared effective by the SEC within 180 days of the date the Registration Statement is filed.

     The Investor may not convert any principal amount under the New Notes or exercise the New Warrant if, upon such conversion or exercise, the Investor would beneficially own more than 4.99% of the outstanding Common Stock following such conversion or exercise. Until 18 months after the date of the Purchase Agreement, the Investor will have a right of first refusal on any transaction in which the Company issues capital stock.

     The Company paid Yorkville Advisors LLC, an affiliate of the Investor, a structuring fee equal to $10,000, upon signing the definitive documents for the transactions, and will be required to pay a commitment fee out of the gross proceeds of the New Notes of up to $40,000, or 10% of the principal amount greater than $250,000, upon the issuance of the New Notes.

     In connection with entering the Purchase Agreement, Highgate House extended the maturity date on the secured convertible note the Company issued on August 17, 2005 from February 17, 2006 to June 1, 2006 and waived default under the

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Original Notes in connection with the principal, interest and redemption payment due on February 17, 2006.

     The shares described above are being issued in a transaction not involving a public offering and will be issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     The Company is seeking approval from its stockholders of the issuance of Common Stock that could exceed 20% of the outstanding amount. The AMEX Company Guide requires stockholders to approve any such issuance at a price less than market value. The Company plans to close the transactions as soon as practicable, once it obtains the approval of its stockholders and AMEX for the issuance of Common Stock pursuant to the transactions.

     On August 10, 2005, the Company entered a Securities Purchase Agreement (the "Original Purchase Agreement"), with Highgate House and, pursuant thereto, in August 2005 and December 2005, issued the Original Notes. The Company will use approximately $275,000 in net proceeds from the New Notes to repay the Original Notes. The Company will not pay a redemption premium upon its repayment of the Original Notes.

     In connection with the Original Purchase Agreement, Highgate House received a warrant to purchase up to 25,000 shares of Common Stock (the "Original Warrant"), and the Company entered a Standby Equity Distribution Agreement (the "SEDA") with the Investor. Monitor Capital, Inc. received 44,455 shares of Common Stock to act as a placement agent for the Company in connection with the SEDA. The Investor received 977,273 shares of Common Stock as compensation for entering the SEDA. Upon the issuance of the New Notes, the Investor and the Company will terminate the SEDA and the Investor will return to the Company its 977,273 shares for cancellation.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CITY NETWORK, INC.


                                     By: /s/ Tiao-Tsan Lai
                                        ----------------------------------------
                                     Name:  Tiao-Tsan Lai
                                     Title: Chairman and Chief Executive Officer

Dated: March 23, 2006

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